UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2021

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Host Hotels & Resorts, Inc.	Common Stock, $.01 par value	HST	The Nasdaq Stock Market LLC
Host Hotels & Resorts, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;

APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN

OFFICERS.

(d)Election of Director

Host Hotels & Resorts, Inc. (the “Company”), the general partner of Host Hotels & Resorts, L.P., announced that, on June 18, 2021, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Company, the Board elected Mr. Herman E. Bulls to the Board of Directors.  Mr. Bulls will serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified. Mr. Bulls was also appointed to the Nominating and Corporate Governance Committee of the Board on the same date.

Mr. Bulls currently serves as vice chairman, Americas, at Jones Lang LaSalle (“JLL”), as well as an international director.  He was the founder of JLL's Public Institutions Business Unit.  During over 31 years at JLL, Mr. Bulls has worked in the areas of development, investment management, asset management, facilities operations and business development/retention.  Mr. Bulls previously co-founded and served as president and CEO of Bulls Capital Partners, a Fannie Mae multi-family financing company, and founded Bulls Advisory Group, LLC, a management and real estate advisory firm.  Prior to joining JLL, Mr. Bulls completed almost 12 years of active duty service with the United States Army, retiring as a Colonel in the U.S. Army Reserves in 2008.  Mr. Bulls is a member of the Executive Leadership Council, Leadership Washington and the Real Estate Executive Council.  Mr. Bulls is also a founding member and served as the inaugural president of the African American Real Estate Professionals of Washington, D.C. and serves as vice chairman of the University Development Innovation Council of the Urban Land Institute. He currently serves as a director of American Campus Communities, Comfort Systems, USA, and USAA and is a member of the Real Estate Advisory Committee for New York State Teachers' Retirement System. Mr. Bulls previously served on the boards of Tyco International, Exelis, Inc., and Computer Sciences Corporation.

The Board of Directors determined that Mr. Bulls is independent under (a) the rules of The Nasdaq Stock Market, and (b) the “Director Independence Guidelines” of the Corporate Governance Guidelines of the Company. In connection with his appointment, the Company will enter into an indemnification agreement with Mr. Bulls substantially in the form of the indemnification agreement the Company has entered into with all other directors and previously filed by the Company with the Securities and Exchange Commission. The form of the indemnification agreement generally provides for the indemnification of and advancement of expenses to a director to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of their service to the Company.

Mr. Bulls will receive the same fees for his service as our other independent directors, which fees were disclosed in the

Company’s proxy statement for its 2021 Annual Meeting of Stockholders. Annual cash compensation will be pro-rated from the date of Mr. Bulls election to the Board. In addition, the Nominating and Corporate Governance Committee recommended, and the

Board approved, an award of common stock equaling the prorated annual stock award amount. The number of shares of common stock was calculated by dividing the pro-rated portion of the annual stock award amount of $140,000 by the fair market value of the Company’s common stock on the date of Board approval, June 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: June 18, 2021	By:	/S/ Joseph C. Ottinger
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOST HOTELS & RESORTS, L.P. By: HOST HOTELS & RESORTS, INC. its General Partner

Date: June 18, 2021	By:	/S/ Joseph C. Ottinger
	Name:	Joseph C. Ottinger
	Title:	Senior Vice President and Corporate Controller